EXHIBIT 31.2

CERTIFICATIONS

I, Sandra Gurrola, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Eterna Therapeutics Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: March 18, 2024	/s/ Sandra Gurrola
Sandra Gurrola
Senior Vice President of Finance
Eterna Therapeutics Inc.